UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2024

EMERGENT BIOSOLUTIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33137	14-1902018
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Professional Drive,

Gaithersburg, Maryland 20879

(Address of principal executive offices, including zip code)

(240) 631-3200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	EBS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 30, 2024, Emergent BioSolutions Inc. (the “Company”) entered into a credit agreement (the “Credit Agreement”) by and among the Company, as borrower, and certain subsidiary borrowers (together with the Company, the “Borrowers”), the lenders from time to time party thereto, and Wells Fargo Bank, National Association, as agent (the “Agent”). The Credit Agreement provides for commitments with respect to revolving loans (the “Revolving Loans”) of up to the lesser of (x) $100 million, which may be increased (but not above $125 million, or the “Maximum Revolver Amount”) or decreased (but not below $50 million) by the Borrowers in accordance with the terms of the Credit Agreement and (y) the Borrowing Base (as defined in the Credit Agreement). Once reduced, the facility may not be increased. Up to $5 million of capacity under the Revolving Loans may be used for swing loans and up to $10 million may be used for the issuance of letters of credit.

The Revolving Loans will accrue interest at the Base Rate (as defined in the Credit Agreement) plus a margin of 1.25% (such loans, “Base Rate Loans”) or, at the Company’s election, at a rate equal to Adjusted Term SOFR (as defined in the Credit Agreement and subject to a floor of 0.00%) plus a margin of 2.25% (such loans, “SOFR Loans”), in each case until September 30, 2025. After September 30, 2025, the applicable margin may be reduced to 0.75% in the case of Base Rate Loans, or 1.75% in the case of SOFR Loans, provided the Borrowers’ total leverage ratio is less than 4.00 to 1.00 for the most recently completed fiscal quarter and an event of default is not continuing. A default interest rate of an additional 2.00% per annum would apply on all outstanding obligations that are not paid when due.

The Revolving Loans will mature on the first to occur of (i) September 30, 2029; (ii) to the extent there remain outstanding any portion of the term loans extended under that certain credit agreement by and among the Company, the lenders from time to time party thereto, and OHA Agency LLC, as administrative agent (the “Term Loan Agreement”), the date that is 90 days prior to the maturity date under the Term Loan Agreement; and (iii) to the extent any of the Company’s 3.875% Senior Unsecured Notes due 2028 (the “Notes”) remain outstanding, May 17, 2028, which is 90 days prior to the August 15, 2028 maturity date of the Notes. The Credit Agreement contains certain customary default and cross-default provisions (including with respect to defaults under the Term Loan Agreement), representations and warranties and affirmative and negative covenants, including (a) restrictions on prepayments and repurchases of indebtedness, including the Notes, (b) restrictions on dispositions of material intellectual property, (c) a minimum liquidity requirement of $50 million through the day prior to the first date following September 30, 2025 on which the Company’s total leverage ratio measured as of the preceding 12-month period is less than 5.25 to 1.00 (the “Covenant Conversion Date”) and (d) from the Covenant Conversion Date, a fixed charge coverage ratio requirement of at least 1.00 to 1.00.

All indebtedness outstanding under the Credit Agreement is guaranteed by certain of the Borrowers’ material direct and indirect subsidiaries, subject to customary exclusions (the Borrowers and the guarantors, collectively, the “Credit Parties”). The indebtedness under the Credit Agreement is secured by a first-priority security interest in and lien on the ABL Priority Collateral (as defined in the Credit Agreement) and a second-priority security interest and lien on the Term Loan Priority Collateral (as defined in the Credit Agreement).

The Borrowers may elect to prepay any Revolving Loans, in whole or in part, without premium or penalty. If at any time outstanding Revolving Loans and letters of credit exceed the lesser of (i) the Borrowing Base, as adjusted for reserves established by the Agent, and (ii) the Maximum Revolver Amount, the Borrowers will be required to prepay outstanding obligations in the amount of such excess. The Agent may establish, increase or decrease reserves at its discretion.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The Credit Agreement contains representations, warranties and other provisions that were made only for purposes of such agreement and as of specific dates, which are solely for the benefit of the parties thereto, and which may be subject to limitations agreed upon by such parties. The Credit Agreement is not intended to provide any other factual information about the Company.

Item 2.02	Results of Operations and Financial Condition.

On October 2, 2024, the Company issued a press release announcing entry into the Credit Agreement. The last sentence of the first paragraph of the press release also discloses the Company’s approximate cash balance as of September 30, 2024. This sentence of the press release is furnished in Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 2.02, including the last sentence of the first paragraph of Exhibit 99.1 hereto, is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The information contained in this Item 2.02, including the last sentence of the first paragraph of Exhibit 99.1, shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act or into any filing or other document pursuant to the Exchange Act, except as otherwise expressly stated in any such filing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Form 8-K is incorporated into this Item 2.03 by reference.

Item 7.01	Regulation FD Disclosure.

As referenced above, on October 2, 2024, the Company issued a press release announcing entry into the Credit Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01, including Exhibit 99.1, is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that Section or Sections 11 and 12(a)(2) of the Securities Act. The information contained in this Item 7.01, including Exhibit 99.1, shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act or into any filing or other document pursuant to the Exchange Act, except as otherwise expressly stated in any such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1†	Credit Agreement, dated as of September 30, 2024, by and among Emergent BioSolutions Inc., certain of its subsidiaries, as borrowers, the lenders party thereto from time to time, and Wells Fargo Bank, National Association, as the agent.

99.1	Press release issued by Emergent BioSolutions Inc. on October 2, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†

Certain confidential portions of this exhibit were omitted by means of marking such portions with asterisks because the identified information is (i) not material and (ii) the type of information that the registrant treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGENT BIOSOLUTIONS INC.

Dated: October 2, 2024	By:	/s/ RICHARD S. LINDAHL
	Name:	Richard S. Lindahl
	Title:	Executive Vice President, Chief Financial Officer and Treasurer